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                           CREDIT SUISSE FIRST BOSTON
                                11 MADISON AVENUE
                            NEW YORK, NEW YORK 10010

                                                   September 9, 1999

American Securities Capital Partners, L.P.
122 East 42nd Street
Suite 2400
New York, NY  10169

Morgan Stanley & Co.
1585 Broadway
New York, NY 10036

               Re:    American Securities Capital Partners, L.P.
                      Bridge Term Loan Facility Commitment Letter

Ladies and Gentlemen:

               Pursuant to a Bridge Term Loan Facility Commitment Letter dated June 15, 1999, as amended (the "Bridge Letter") by and between American Securities Capital Partners, L.P. ("ASCP") and Credit Suisse First Boston ("CSFB"), CSFB has agreed to make available, on the terms and conditions described therein, a $150.0 million bridge loan facility (the "Bridge Loan Facility") (capitalized terms used herein without definition have the meanings given such terms in the Bridge Letter). CSFB hereby assigns to Morgan Stanley & Co. or one of its affiliates reasonably acceptable to ASCP ("MSC") the Bridge Loan Commitment Amount (as defined below) and MSC commits to provide the Bridge Loan Commitment Amount on the terms and conditions applicable to CSFB as set forth in the Bridge Letter. The parties hereto agree that MSC shall be afforded, to the same scope and extent, all benefits and rights afforded CSFB and owed all the duties and obligations of ASCP to CSFB under the Bridge Letter, as if MSC was a named lender thereunder, including but not limited to, the conditions precedent set forth on Annex II thereto and the indemnification rights set forth therein and that the definitive documentation (including all terms and conditions) will not be inconsistent with the Bridge Letter (including the Term Sheet attached thereto, the Fee Letter and the Warrant Letter) and will be reasonably satisfactory to MSC. Upon acceptance of this letter, MSC and CSFB agree that ASCP shall be afforded by MSC, to the same scope and extent, all rights and benefits afforded ASCP by CSFB and owed by MSC all the duties and obligations of CSFB under the Bridge Letter, as if MSC were a named party therein. Further, MSC shall be entitled to its pro rata share of all fees payable to CSFB pursuant to the Fee Letter referred to therein based upon its Bridge Loan Commitment Amount and the commitment of CSFB upon the same terms and conditions as CSFB is entitled to such fee, giving effect to this assignment. MSC shall be entitled to reimbursement of all reasonable out-of-pocket expenses to the same extent as CSFB. For purposes of this assignment, "Bridge Loan Commitment Amount" shall

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mean the amount of the Bridge Loan Facility committed to by CSFB under the
Bridge Letter multiplied by 20.0% (after deducting all reasonable customary expenses).

               Upon ASCP's acceptance of this assignment, CSFB shall be relieved of its obligations under the Bridge Letter to the extent of the Bridge Loan Commitment Amount of MSC.

               Upon assumption by CPI Corp. of ASCP's obligations hereunder, ASCP shall be automatically released from all its obligations and liabilities hereunder.

               This assignment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the principles governing conflicts of laws.

               All references in the Bridge Letter to CSFB shall be deemed to be references to CSFB and MSC, acting severally and not jointly, unless the context otherwise requires.


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                                       S-1

               If you are in agreement with the foregoing, please sign and return to CSFB at 11 Madison Avenue, New York, New York 10010, the enclosed copy of this letter no later than 5:00 P.M., New York time, on September 9, 1999 whereupon the undertaking of the parties shall become effective to the extent and in the manner provided hereby.

                                          Very truly yours,

                                          CREDIT SUISSE FIRST BOSTON

                                          By: /s/ JEFFREY B. ULMER
                                              ------------------------------
                                              Name:  Jeffrey B. Ulmer
                                              Title: Vice President


                                          By: /s/ DOUGLAS E. MAHER
                                              ------------------------------
                                              Name:  Douglas E. Maher
                                              Title: Vice President


AGREED TO AND ACCEPTED as of the date first written above:

MORGAN STANLEY & CO.,
or one of its affiliates

By: /s/ HENRY P. D'ALESSANDRO
    ------------------------------
    Name:  Henry P. D'Alessandro
    Title: Vice President


AMERICAN SECURITIES CAPITAL PARTNERS, L.P.

By:  AMERICAN SECURITIES CAPITAL PARTNERS G.P.
CORP., its General Partner

By: /s/ MARK E. BANDEEN
    ------------------------------
    Name:  Mark E. Bandeen
    Title: Managing Director


By: /s/ MICHAEL G. FISCH
    ------------------------------
    Name:  Michael G. Fisch
    Title: Managing Director